Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of New England Power Company (the “Company”) on Form 10-K for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2004	/s/ Stephen P. Lewis
Stephen P. Lewis
President

Date: June 29, 2004	/s/ John G. Cochrane
John G. Cochrane
Vice President and Chief Financial Officer